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EXHIBIT 11.1

Statement re:  Computation of Per Share Earnings

                      TROPICAL SPORTSWEAR INT'L CORPORATION
               (In Thousands, except share and per share amounts)

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

                                                          FISCAL YEAR ENDED
                                           -------------------------------------------------
                                           SEPTEMBER 27,    SEPTEMBER 28,     SEPTEMBER 30,
                                              1997              1996             1995
                                              ----              ----             ----
PRIMARY INCOME PER SHARE:

Weighted average shares of
  Common Stock Outstanding                  6,000,000         6,000,000        6,000,000

Net effect of dilutive stock options
  based on the treasury stock method           15,000            15,000           15,000
                                            ---------         ---------        ---------

Total shares used in computation            6,015,000         6,015,000        6,015,000
                                            ---------         ---------        ---------

Net income                                     $8,269            $5,171           $2,160
                                            ---------         ---------        ---------

Net income per share                            $1.37             $0.86            $0.36
                                            ---------         ---------        ---------

FULLY DILUTED INCOME PER SHARE:

Weighted average shares of
  Common Stock Outstanding                  6,000,000         6,000,000        6,000,000

Net effect of dilutive stock options
  based on the treasury stock method           15,000            15,000           15,000
                                            ---------         ---------        ---------

Total shares used in computation            6,015,000         6,015,000        6,015,000
                                            ---------         ---------        ---------

Net income                                     $8,269            $5,171           $2,160
                                            ---------         ---------        ---------

Net income per share                            $1.37             $0.86            $0.36
                                            ---------         ---------        ---------
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